Exhibit 10.16

                  FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

     THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT ("Amendment") is made as of the 19th day of December 1997, by and between INTERNATIONAL
MULTIFOODS CORPORATION, a Delaware corporation (the "Company"), and GARY
E. COSTLEY, a resident of Wayzata, Minnesota (the "Executive").

     WHEREAS, the Company and the Executive entered into an Employment Agreement, dated as of November 1, 1996 (the "Employment Agreement"); and

     WHEREAS, Section 4.(a) of the Employment Agreement, entitled "Employee Benefits", provides in part, as follows, "The Compensation Committee shall approve, effective as of the first day of the Executive's actual employment with the Company, the Executive's participation in the Company's Management Benefit Plan ("MBP") and shall authorize that the Executive's participation in the MBP shall commence immediately upon the first day of his actual employment with the Company notwithstanding the provisions of the MBP."; and

     WHEREAS, the Executive now wishes to waive participation in, and relinquish any benefit to which the Executive is, or may in the future, be entitled under Appendix A of the Management Benefit Plan of the Corporation ("MBP") relating to incentive bonuses credited toward the unqualified excess pension benefit provided under Appendix A of the MBP, retroactive to the first day of the Executive's actual employment by the Corporation; and

     WHEREAS, the Compensation Committee of the Board of Directors of the Company and the Board of Directors of the Company each have considered and approved the Executive's request to waive participation in, and relinquish any benefit to which the Executive is, or may in the future, be entitled under Appendix A of the MBP related to incentive bonuses credited toward the unqualified excess pension benefit provided under Appendix A of the MBP, retroactive the first day of the Executive's actual employment with the Company.

     NOW, THEREFORE, in consideration of the preceding recitals and of the mutual covenants and undertakings stated herein, the Company and the Executive agree, as follows:

     1. Section 4.(a) of the Employment Agreement be and the same hereby is deleted in its entirety, and a new Section 4.(a) is hereby inserted in full and complete substitution therefore, as follows:

"(a)    While the Executive is employed by the Company hereunder, the
Executive shall be entitled to participate in the Company's Voluntary Investment and Savings Plan ("VISA") and the Company's Pension Equity Plan ("PEP") in accordance with the provisions of such plans. The Compensation Committee shall approve, effective as of the first day of the Executive's actual employment with the Company, the Executive's participation in the Company's Management Benefit Plan ("MBP"), and shall authorize that the Executive's participation in the MBP shall commence immediately upon the first day of his actual employment with the Company notwithstanding the provisions of the MBP; provided, however that the Executive shall not be included as a participant in Section A.1 of Appendix A of the MBP or have an entitlement to any benefit under Appendix A of the MBP relating to incentive bonuses credited toward the unqualified excess pension benefit provided by Appendix A of the MBP."

     2. Section 6. (f) (iii) of the Employment Agreement be and the same hereby is deleted in its entirety, and a new Section 6. (f) (iii) is hereby inserted in full and complete substitution therefore, as follows:

"(iii)     a material reduction of the Executive's Base Salary, or
material modifications to the Incentive Plan, the Stock Option Plan (or any similiar stock option plan), or the MBP to the extent of the Executive's participation as described in Section 4(a) of the Agreement, that amount to a material reduction in the Executive's total compensation hereunder;"

     3. Except as amended by the terms of this Amendment, all of the other agreements and undertakings set forth and contained in the Employment Agreement shall remain unchanged and continue in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date and year first above written.


                              INTERNATIONAL MULTIFOODS CORPORATION

                              200 East Lake Street
                              Wayzata, Minnesota 55391


                           By:/s/ William L. Trubeck
                              William L. Trubeck
                              Senior Vice President-Finance
                              and Chief Financial Officer

                              GARY E. COSTLEY

                              1185 Ferndale Road West
                              Wayzata, Minnesota 55391


                              /s/ Gary E. Costley
                              Gary E. Costley